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                                                                   EXHIBIT 10(F)


                             EMPLOYMENT AGREEMENT
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     This Employment Agreement is made and entered into as of January 15, 1988, by and between PS Group, Inc. ("Employer") and Lawrence A. Guske ("Employee").

     1.   Employment.  Employer agrees to employ Employee in the position of
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Vice President-Finance and Chief Financial officer and Employee agrees to accept such employment on the terms and conditions set forth below.

     2.   Term.  The term of this agreement shall be one year from the date
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hereof; provided, however, that at the end of such one-year period this agreement shall continue in effect on an indefinite basis until terminated by either party as set forth in Section 8 hereof.

     3.   Duties of Employee.  During the term of this agreement, Employee shall
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have the duties and authority normally associated with the position of Vice
President-Finance and Chief Financial Officer; provided that, Employer at its discretion may from time to time assign new or different duties and authority to Employee; and provided further that Employer retains the right to modify the title or position of Employee at any time.
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     4.   Exclusive Services.  Employee shall devote his full energies, ability
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and time to the performance of his duties under this agreement, and shall carry out such duties in a competent and efficient manner. Employee shall not without the written consent of Employer render services for compensation to any other employer during the term of this agreement, nor shall Employee engage in any other activity which conflicts or interferes with the performance of his duties hereunder.

     5.   Compensation.  As consideration for his services hereunder, Employee
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shall receive an annual salary of $125,000.00, payable in accordance with
Employer's normal payroll practices and subject to any deductions or withholdings required by law or to which Employee agrees in advance in writing. Following the initial one-year duration of this agreement, Employer at its discretion may from time to time modify the salary paid to Employee hereunder.

     6.   Benefits.  In addition to his annual salary hereunder, Employee shall
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receive those benefits to which Employee is entitled under the terms of any employee benefit plan maintained by Employer; provided, however, that this agreement shall not require Employer to maintain any such employee benefit plan, and Employer may modify or discontinue such plans at any time.

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     7.   Confidentiality.  Employee agrees that he will not disclose to any
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third party, either during his employment or thereafter, any confidential information or data concerning the business or customers of Employer acquired by him during the term of employment.

     8.   Termination.  This agreement shall terminate under the following
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circumstances.

          a. The agreement shall automatically terminate upon the death, disability or retirement of Employee.

          b.   Employer may terminate the agreement for cause as defined in
Section 10(a) hereof during the initial one-year term upon notice to Employee; provided, however, that during such initial one-year term Employer may for any reason relieve Employee of all duties and authority hereunder, but in such event Employer shall continue payment of compensation and benefits to Employee for the remainder of the initial one-year term.

          c. Following the initial one-year term of this agreement, either party may terminate the agreement at will, with or without cause, upon notice to the other party.

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     9.   Effect of Termination.  Termination of this agreement pursuant to
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Section 8 shall have the following effect.

          a. If the agreement is terminated pursuant to Section 8(a) hereof on account of Employee's death, disability or retirement, the agreement shall be of no further force and effect, and the parties shall be released from all obligations hereunder; provided, however, that such termination shall not affect the entitlement of Employee or his heirs to any death, disability or retirement payments to which they may be entitled under any employee benefit plans maintained by Employer.

          b. If the agreement is terminated for cause pursuant to Section 8(b) hereof, Employer shall be released of all of its obligations hereunder. If Employee is otherwise relieved of his duties pursuant to Section 8(b) hereof, the agreement shall continue in effect until one-year following its execution at which time it will be deemed terminated pursuant to Section 8(c) hereof.

          c. If the agreement is terminated pursuant to Section 8(c) hereof, the agreement shall be of no further force and effect and both parties shall be relieved of their obligations hereunder; provided, however, that if the agreement is so terminated, such termination shall not affect

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the entitlement of Employee to which he otherwise may be entitled under any employee benefit plan.

     10.  Change of Control.  If this agreement is terminated by Employer
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without cause as defined herein within two (2) years following a change in control of Employer as defined herein, or if Employee voluntarily terminates his employment for good reason as defined herein within two (2) years following such a change of control, Employee shall receive, in addition to termination benefits to which he is otherwise entitled under any employee benefit plans maintained by Employer, the following: (i) a cash payment equal to one-year's compensation at his then current annual salary; (ii) continuation of all employee benefits to which he would be entitled pursuant to Section 6 hereof for a period of one-year; (iii) a cash payment equal to the difference between the exercise price and the then-current market value of any stock options held by Employee in PS Group, Inc. which are not yet exercisable as of the termination date, upon Employee's agreement to cancellation of any such stock options.

          a. "Cause" as used in this section shall mean (i) commission by Employee of a significant act of dishonesty, deceit or breach of fiduciary duty in the performance of his duties hereunder; (ii) the gross neglect or willful failure of Employee to perform his duties hereunder; or (iii) any act by

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Employee which reflects materially and adversely upon Employer.

          b. "Change in control of Employer" as used in this section shall mean a change in control of a nature that would be required to be reported in response to Item 5(f) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"), whether or not Employer is then subject to such reporting requirement; provided that, without limitation, such a change in control shall be deemed to have occurred if (A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Employer representing 25% or more of the combined voting power of Employer then outstanding securities; or (B) during any period of two consecutive years (the "Period"), individuals who at the beginning of the Period constitute the Board, including for this purpose any new director whose election or nomination for election by Employer's shareholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the Period, cease for any reason to constitute a majority thereof.

          c. "Good reason" as used in this section shall mean (i) a reduction in Employee's annual base salary; (ii) a

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significant change in the nature and scope of Employee's authority, duties and responsibilities which, in the reasonable judgment of Employee, constitutes a demotion from the position he held immediately prior to the change of control;
(iii) the relocation of Employee, without his consent, to a location more than fifty (50) miles from the location of Employee's office immediately prior to the change of control except for required travel substantially consistent with Employee's travel obligations prior to change of control.

     11.  Out-Placement Services.  If this agreement is terminated by Employer
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without cause as defined in Section 10(a) hereof, or if Employee voluntarily terminates his employment for good reason as defined in Section l(c) hereof, Employer shall at its expense provide Employee with professional out-placement services to assist Employee in finding alternative employment.

     12.  Entire Agreement.  This agreement constitutes the entire agreement
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between the parties concerning the subject matter hereof, and supersedes all other written, oral or implied agreements between the parties. This agreement may be modified or amended only by a writing signed by both parties.

      Lawrence A. Guske               PS GROUP, INC.
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       Employee


  /s/ Lawrence A. Guske               /s/ Paul C. Barkley
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       Signature                       Paul C. Barkley
                                           President

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